UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 9, 2020

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Madison Avenue,	New York,	New York	10016
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE
PVH Corp. (the “Company”) issued a press release on January 9, 2020 to update its earnings outlook for the fourth quarter and full year 2019. The update was made to reflect its announcement of the sale of its Speedo North America business to Pentland Group PLC, as discussed in Item 8.01 (Other Events) below. A copy of this press release is attached as Exhibit 99.1 to this report.
The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

ITEM 8.01 OTHER EVENTS
The Company issued a press release on January 9, 2020 to announce that it has entered into a definitive agreement to sell its Speedo North America business to Pentland Group PLC, parent company of Speedo International Limited, for $170 million in cash, subject to a working capital adjustment. The Company operates the Speedo North America business under a perpetual license between its Warnaco Swimwear Inc. subsidiary and Speedo International Limited. A copy of this press release is attached as Exhibit 99.2 to this report.
The transaction, which is expected to close in the first quarter of the Company’s fiscal 2020 year, is subject to customary closing conditions, including regulatory approval.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated January 9, 2020.
99.2	Press Release, dated January 9, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ James W. Holmes
James W. Holmes
Senior Vice President and Controller

Date: January 9, 2020